UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: May 16, 2019

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2019, NovaBay Pharmaceuticals, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1, indicating the Company was notified by the NYSE American LLC (the “Exchange”) that the Company is not in compliance with the minimum stockholders’ equity requirements of Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide requiring stockholders’ equity of $2.0 million or more and $4.0 million or more, respectively, if the Company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years. According to the Exchange, this notice does not impact the Company’s ongoing plan to regain compliance with continued listing standards, which requires the Company to regain such compliance by October 12, 2020 or be subject to delisting procedures. On May 11, 2019, the Company submitted its plan to regain compliance to the Exchange which is pending approval by the Exchange.

As previously reported in Item 3.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2019, the Company was notified by the Exchange on April 12, 2019 that it was not in compliance with the minimum stockholders’ equity requirement of Section 1003(a)(iii) of the NYSE American Company Guide requiring stockholders’ equity of $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are attached as part of this report:

99.1	Press Release, dated May 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Justin Hall
Justin Hall
Interim President & Chief Executive Officer and General Counsel

Dated: May 21, 2019